Exhibit 99.1

Cantaloupe, Inc. Reports First Quarter Fiscal Year 2022 Results
First Quarter Revenue Increased 24% Year over Year; Record Transaction Fee Revenue of $26.4 Million
Reaffirms Fiscal Year 2022 Outlook
MALVERN, Pa. -- November 4, 2021 -- Cantaloupe, Inc. (Nasdaq: CTLP) (“Cantaloupe” or the “Company”), a digital payments and software services company that provides end-to-end technology solutions for the unattended retail market, today reported results for the fiscal year 2022 first quarter ended September 30, 2021.
“We had a strong start to fiscal year 2022, with first quarter revenues increasing 24% year over year, driven by a 34% increase in transaction revenues and a 37% increase in equipment revenue over the prior year first quarter. As evidenced by our results, we see continued demand for Cantaloupe’s products and services,” said Sean Feeney, chief executive officer, Cantaloupe, Inc. "We are executing on our product roadmap which we announced at the Innovation Summit in August, as well as deepening relationships with both existing and new customers.”
First Quarter Financial Highlights:
•	The Company delivered revenues[1] in the first quarter of $45.8 million, an increase of 24.1% year over year
o	Transaction fees of $26.4 million, an increase of 34.3% year-over-year
o	Subscription fees of $14.2 million, an increase of 5.8% year-over-year
o	Equipment sales of $5.2 million, an increase of 36.8% year over year
•	Gross margin of 32.5% compared with 38.6% in the prior year period, the prior year period benefited from a one-time out of period adjustment
o	Subscription and Transaction fees margins totaled 35.9% versus 41.6% in the prior year quarter
o	Equipment sales margins were 5.3% compared to 12.4% in the prior year quarter
•	Operating loss of $1.1 million for the quarter ended September 30, 2021, compared to operating loss of $3.6 million in the prior year period
•	U.S. GAAP Net loss applicable to common shares of $1.6 million, or $0.02 per share compared to net loss applicable to common shares of $6.9 million, or $0.11 per share, in the prior year period
•	Adjusted EBITDA[2] of $1.9 million compared to $(0.5) million in the prior year period
•	Active Devices totaled 1.11 million at the end of the first quarter of 2022 compared to 1.08 million at the end of the first quarter of 2020, an increase of 3%
•	Active Customers totaled 20,738 at the end of the first quarter of 2021 compared to 17,760 at the end of the first quarter of 2020, an increase of 17%
Business Highlights:
•	In August 2021, the Company completed the acquisition of certain assets and liabilities of Delicious Nutritious LLC, doing business as Yoke Payments ("Yoke"), a micro market payments company
•	In August 2021, the Company hosted its inaugural Cantaloupe Innovation Summit at The NAMA Show 2021, showcasing new products and services
•	Completed testing and certification of ePort Engage devices, which began shipping at the end of September
•	Continued promotional upgrade program to 4G LTE
•
Acquired new customers while expanding amongst existing customers. The Company recently onboarded Refreshments, Inc, who purchased a full suite of Seed software services. The Florida Department of Education’s Division of Blind Services was another notable win. During the quarter, the Company also saw Seed expansion at Legends Commerce in their Maryland locations, and conversions to Seed from competitors’ products at Jelcap and Vending Plus.

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1 See “Disaggregation of Revenues and Operating Expenses” section below for further details on presentation changes implemented in Q1 2022.
2 Adjusted earnings before income taxes, depreciation, and amortization (“Adjusted EBITDA”) is a non-GAAP financial measure which is not required by or defined under GAAP. We use this non-GAAP financial measure for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. See Reconciliations of Non-GAAP Measures for a reconciliation U.S. GAAP net loss to Adjusted EBITDA.

Disaggregation of Revenues and Operating Expenses:
Beginning in the first quarter of fiscal year 2022, the Company will disaggregate the Subscription and Transaction fees revenue in the notes to the consolidated financial statements. In addition, the Company has revised the Operating expenses presentation included on the Condensed Consolidated Statements of Operations by disaggregating the previously disclosed Selling, general, and administrative costs into  Sales and marketing, Technology and product development, and General and administrative costs. The updated presentation is intended to provide additional transparency to the readers of the financial statements and better align the Company’s financial performance with how management views and monitors business operations and makes strategic decisions.
The additional disclosures do not impact total revenues, total costs of sales, gross profit, total operating expenses, operating loss, net loss or net loss applicable to common shares.
Disaggregation of revenues for the previously reported quarters for fiscal year-ended June 30, 2021 and the three months ended September 30, 2021 is as follows:
	Three months ended
($ in thousands)	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Transaction fees	$19,677	20,454	21,002	24,365	26,421
Subscription fees	13,431	12,760	13,684	13,869	14,204
Subscription and transaction fees	33,108	33,214	34,686	38,234	40,625
Equipment sales	3,769	5,071	8,074	10,783	5,155
Total revenues	$36,877	38,285	42,760	49,017	45,780
Disaggregation of operating expenses for the previously reported quarters for fiscal year-ended June 30, 2021 and the three months ended September 30, 2021 is as follows:

	Three months ended
($ in thousands)	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Sales and marketing	$1,599	1,520	1,754	2,062	2,339
Technology and product development	3,214	3,783	4,425	4,513	5,389
General and administrative	11,997	8,528	7,552	7,677	7,264
Depreciation and amortization	1,068	1,052	991	996	1,022
Total operating expenses	$17,878	14,883	14,722	15,248	16,014
Fiscal Year 2022 Outlook:
For full fiscal year 2022, the Company remains confident in its previously issued guidance, and continues to expect the following:
•	Revenue to be between $200 million and $210 million
•	U.S. GAAP Net loss applicable to common shares to be between $(7) million and $ (5) million
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•	Adjusted EBITDA[3] to be between $8.5 million and $10.5 million
Webcast and Conference Call:
Cantaloupe will host a conference call and webcast at 4:30 p.m. Eastern Time today. To participate in the conference call, please dial + 1 (866) 393-1608, approximately 10 minutes prior to the call. International callers should dial +1 (224) 357-2194. Please reference conference ID # 4518039. A live webcast of the conference call will be available at: https://cantaloupeinc.gcs-web.com/events-and-presentations. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.
A telephone replay of the conference call will be available from 7:30 p.m. Eastern Time on November 4, 2021, until 7:30 p.m. Eastern Time on November 7, 2021 and may be accessed by calling +1 (855) 859-2056 (domestic dial-in) or +1 (404) 537-3406 (international dial-in) and reference conference ID # 4518039.
An archived replay of the conference call will also be available in the investor relations section of the Company's website.
About Cantaloupe, Inc.
Cantaloupe, Inc. is a software and payments company that provides end-to-end technology solutions for the unattended retail market. Cantaloupe is transforming the unattended retail community by offering one integrated solution for payments processing, logistics, and back-office management. The Company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively.
Discussion of Non-GAAP Financial Measures:
This press release contains discussion of Adjusted EBITDA, a non-GAAP financial measure which is not required or defined under U.S. GAAP (Generally Accepted Accounting Principles). Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are set forth below.
We use this non-GAAP financial measure for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that this non-GAAP financial measure provides useful information about our operating results, enhances the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to metrics used by our management in its financial and operational decision making. The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including our net income or net loss or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with our net income or net loss as determined in accordance with GAAP, and are not a substitute for or a measure of our profitability or net earnings. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance. Additionally, we utilize Adjusted EBITDA as a metric in our executive officer and management incentive compensation plans.
We define Adjusted EBITDA as U.S. GAAP Net loss before (i) interest income, (ii) interest expense on debt and reserves, (iii) income tax expense, (iv) depreciation, (v) amortization, (vi) stock-based compensation expense, and (vii) certain other significant infrequent or unusual losses and gains that are not indicative of our core operations.
See reconciliation below for a description of itemized EBITDA adjustments.

3 Adjusted earnings before income taxes, depreciation, and amortization (“Adjusted EBITDA”) is a non-GAAP financial measure which is not required by or defined under GAAP. We use this non-GAAP financial measure for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. See Reconciliations of Non-GAAP Measures for a reconciliation U.S. GAAP Net loss to Adjusted EBITDA.
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Forward-looking Statements:
All statements other than statements of historical fact included in this release, including without limitation Cantaloupe’s future prospects and performance, the business strategy and the plans and objectives of Cantaloupe's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions, as they relate to Cantaloupe or its management, may identify forward-looking statements. Such forward-looking statements are based on the reasonable beliefs of Cantaloupe's management, as well as assumptions made by and information currently available to Cantaloupe's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the incurrence by Cantaloupe of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the uncertainties associated with COVID-19, including its possible effects on Cantaloupe’s operations, financial condition and the demand for Cantaloupe’s products and services; the ability of Cantaloupe to predict or estimate its future quarterly or annual revenue and expenses given the developing and unpredictable market for its products; the ability of Cantaloupe to retain key customers from whom a significant portion of its revenues is derived; the ability of Cantaloupe to compete with its competitors to obtain market share; the ability of Cantaloupe to make available and successfully upgrade current customers to new standards and protocols; whether Cantaloupe's existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by Cantaloupe; the ability of Cantaloupe to execute on mergers, acquisitions and/or strategic alliances, including the timing and closing of acquisitions and our ability to integrate and operate such acquisitions consistent with our forecasts; disruptions to our systems, breaches in the security of transactions involving our products or services, or failure of our processing systems; or other risks discussed in Cantaloupe’s filings with the U.S. Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended June 30, 2021. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, Cantaloupe does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If Cantaloupe updates one or more forward-looking statements, no inference should be drawn that Cantaloupe will make additional updates with respect to those or other forward-looking statements.

-F--CTLP

Media and Investor Relations Contact:
Alicia V. Nieva-Woodgate
Cantaloupe, Inc.
+1 720.445.4220
anievawoodgate@cantaloupe.com
Investor Relations:
ICR, Inc.
cantaloupeIR@icrinc.com

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Cantaloupe, Inc.
Consolidated Balance Sheets

($ in thousands, except share data)	September 30, 2021 (Unaudited)	June 30, 2021

Assets
Current assets:
Cash and cash equivalents	$82,511	$88,136
Accounts receivable, net	24,184	27,470
Finance receivables, net	8,031	7,967
Inventory, net	9,537	5,292
Prepaid expenses and other current assets	2,293	2,414
Total current assets	126,556	131,279

Non-current assets:
Finance receivables due after one year, net	10,832	11,632
Property and equipment, net	6,722	5,570
Operating lease right-of-use assets	3,240	3,049
Intangibles, net	20,923	19,992
Goodwill	66,194	63,945
Other assets	2,474	2,205
Total non-current assets	110,385	106,393

Total assets	$236,941	$237,672

Liabilities, convertible preferred stock and shareholders’ equity
Current liabilities:
Accounts payable	$36,153	$36,775
Accrued expenses	26,207	26,460
Current obligations under long-term debt	662	675
Deferred revenue	1,720	1,763
Total current liabilities	64,742	65,673

Long-term liabilities:
Deferred income taxes	185	179
Long-term debt, less current portion	13,477	13,644
Operating lease liabilities, non-current	3,535	3,645
Total long-term liabilities	17,197	17,468

Total liabilities	81,939	83,141
Commitments and contingencies (Note 13)
Convertible preferred stock:
Series A convertible preferred stock, 900,000 shares authorized, 445,063 issued and outstanding, with liquidation preferences of $21,781 and $21,447 at September 30, 2021 and June 30, 2021, respectively	3,138	3,138
Shareholders’ equity:
Preferred stock, no par value, 1,800,000 shares authorized	—	—
Common stock, no par value, 640,000,000 shares authorized, 70,959,182 and 71,258,047 shares issued and outstanding at September 30, 2021 and June 30, 2021, respectively	464,537	462,775
Accumulated deficit	(312,673)	(311,382)
Total shareholders’ equity	151,864	151,393
Total liabilities, convertible preferred stock and shareholders’ equity	$236,941	$237,672
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Cantaloupe, Inc.
Consolidated Statements of Operations
(Unaudited)
	Three months ended
	September 30,
($ in thousands, except per share data)	2021	2020
Revenues:
Subscription and transaction fees	$40,625	$33,108
Equipment sales	5,155	3,769
Total revenues	45,780	36,877

Costs of sales:
Cost of subscription and transaction fees	26,024	19,336
Cost of equipment sales	4,880	3,301
Total costs of sales	30,904	22,637

Gross profit	14,876	14,240

Operating expenses:
Sales and marketing	2,339	1,599
Technology and product development	5,389	3,214
General and administrative	7,264	11,997
Depreciation and amortization	1,022	1,068
Total operating expenses	16,014	17,878

Operating loss	(1,138)	(3,638)

Other income (expense):
Interest income	473	350
Interest expense	(478)	(3,285)
Other income (expense)	(59)	—
Total other income (expense), net	(64)	(2,935)

Loss before income taxes	(1,202)	(6,573)
Provision for income taxes	(89)	(40)

Net loss	(1,291)	(6,613)
Preferred dividends	(334)	(334)
Net loss applicable to common shares	$(1,625)	$(6,947)

Net loss per common share
Basic and diluted	$(0.02)	$(0.11)

Weighted average number of common shares outstanding used to compute net loss per share applicable to common shares
Basic and diluted	71,175,927	64,859,002

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Cantaloupe, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
	Three months ended
	September 30,
($ in thousands)	2021	2020
Cash flows from operating activities:
Net loss	$(1,291)	$(6,613)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock based compensation	1,762	1,509
Amortization of debt issuance costs and discounts	39	3,125
Provision for expected losses	412	394
Provision for inventory reserve	(370)	802
Depreciation and amortization included in operating expenses	1,022	1,068
Depreciation included in costs of sales for rental equipment	264	539
Other	(186)	271
Changes in operating assets and liabilities:
Accounts receivable	2,991	(1,540)
Finance receivables	635	531
Inventory	(3,875)	1,324
Prepaid expenses and other assets	(148)	100
Accounts payable and accrued expenses	(2,239)	3,985
Operating lease liabilities	153	(259)
Deferred revenue	(43)	(58)
Net cash (used in) provided by operating activities	(874)	5,178

Cash flows from investing activities:
Cash paid for acquisition	(2,900)	—
Purchase of property and equipment	(1,641)	(483)
Proceeds from sale of property and equipment	—	8
Net cash used in investing activities	(4,541)	(475)

Cash flows from financing activities:
Proceeds from long-term debt issuance by JPMorgan Chase Bank, N.A., net of debt issuance costs	—	14,550
Repayment of long-term debt	(210)	(15,101)
Proceeds from exercise of common stock options	—	25
Payment of Antara prepayment penalty and commitment termination fee	—	(1,200)
Net cash used in financing activities	(210)	(1,726)

Net (decrease) increase in cash and cash equivalents	(5,625)	2,977
Cash and cash equivalents at beginning of year	88,136	31,713
Cash and cash equivalents at end of period	$82,511	$34,690

Supplemental disclosures of cash flow information:
Interest paid in cash	$187	$191

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Cantaloupe, Inc.
Reconciliation of U.S. GAAP Net Loss to Adjusted EBITDA
(Unaudited)

	Three months ended September 30,
($ in thousands)	2021	2020
U.S. GAAP Net loss	$(1,291)	$(6,613)
Less: interest income	(473)	(350)
Plus: interest expense	478	3,285
Plus: income tax provision	89	40
Plus: depreciation expense included in costs of sales for rentals	264	539
Plus: depreciation and amortization expense in operating expenses	1,022	1,068
EBITDA	89	(2,031)
Plus: stock-based compensation (a)	1,762	1,509
Adjustments to EBITDA	1,762	1,509
Adjusted EBITDA	$1,851	$(522)

(a)	As an adjustment to EBITDA, we have excluded stock-based compensation, as it does not reflect our cash-based operations.

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